Exhibit 99.7

CUSIP No. L4135L 100	Schedule 13D/A	Page 1 of 1 Pages

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Ordinary Shares of FREYR Battery, a corporation in the form of a public limited liability company (société anonyme) incorporated under the laws of Luxembourg, with registered office at 412F, route d’Esch, L-2086 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under number B 251199, and that this agreement may be included as an exhibit to such joint filing.

Date: July 29, 2022	ALUSSA ENERGY SPONSOR LLC

	By:	/s/ William Richard Anderson
	Name:	William Richard Anderson
	Title:	Managing Member

Date: July 29, 2022	DANIEL BARCELO

	By:	/s/ Daniel Barcelo
	Name:	Daniel Barcelo

Date: July 29, 2022	WILLIAM RICHARD ANDERSON

	By:	/s/ William Richard Anderson
	Name:	William Richard Anderson